UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ORRSTOWN FINANCIAL SERVICES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

ANNUAL REPORT | 2013 Orrstown bank orrstown financial services, inc. Financial Results Consolidated Financial Statementsp

Financial Results

Consolidated Financial Statements

Total Assets *in millions*



2013 $1,177.8
2012 $1,232.7
2011 $1,444.1
2010 $1,511.7
2009 $1,196.4

Basic Net Income (Loss) per share



2013 $1.24
2012 ($4.77)
2011 ($3.98)
2010 $2.18
2009 $2.09

Shareholders' Equity *in millions*



2013 $91.4
2012 $87.7
2011 $128.2
2010 $160.5
2009 $110.9

Return on Average Equity



2013 11.30%
2012 (35.22%)
2011 (20.33%)
2010 11.22%
2009 12.48%

Cash Dividends per share



2013 $0.00
2012 $0.00
2011 $0.69
2010 $0.89
2009 $0.88

Return on Average Assets



2013 0.84%
2012 (2.84%)
2011 (2.11%)
2010 1.21%
2009 1.19%

ORRSTOWN FINANCIAL SERVICES, INC.
ANNUAL REPORT | 2013

Financial Highlights For the Years Ended December 31 (Dollars in thousands, except per share data) 2013 2012 For the Years Ended December 31 Interest income $37,098 $45,436 Interest expense 5,011 7,548 Net interest income 32,087 37,888 Provision for loan losses (3,150) 48,300 Noninterest income (excluding securities gains) 17,476 18,438 Noninterest expense 43,247 43,349 Pre-tax income (loss) 9,798 (30,499) Income tax expense (benefit) (206) 7,955 Net income (loss) 10,004 (38,454) At Year End Assets $1,177,812 $1,232,668 Loans 672,973 711,601 Deposits 1,000,390 1,085,039 Repurchase Agreements 9,032 9,650 Shareholders’ equity 91,439 87,694 Trust and brokerage assets under management 1,085,216 992,378 Per Share Data Net income (loss) - basic $1.24 $(4.77) Net income (loss) - diluted 1.24 (4.77) Cash dividends 0.00 0.00 Book value at year end 11.28 10.85 Tangible book value at year end 1 11.20 10.75 Performance Statistics Return on average equity 11.30% (35.22%) Return on average assets 0.84% (2.84%) Equity / assets at year end 7.76% 7.11% 1 Tangible book value, a non-GAAP financial measure, is computed by dividing shares outstanding into tangible common equity. Management uses tangible book value per share because it believes such ratio is useful in understanding the Company’s capital position and ratios. A reconciliation of book value per share to tangible book value per share is set forth below. (Dollars in thousands, except per share data) 2013 2012 Shareholders’ equity $91,439 $87,694 Less: Intangible assets 622 832 Tangible equity $90,817 $86,862 Book value per share $11.28 $10.85 Less: Intangible assets per share 0.08 0.10 Tangible book value $11.20 $10.75 ORRSTOWN FINANCIAL SERVICES, INC. ANNUAL REPORT | 2013

To our Shareholders, Customers, and Friends We closed 2013 with a profitable quarter and posted net income We noted that one of the Company’s key strengths was our of $10.0 million for the year ended December 31, 2013. In addition ability to maintain and grow capital levels as we continued to demonstrating sustainable earnings over the past five quarters, to resolve key issues facing the organization. We bolstered Orrstown Financial Services, Inc. (the “Company”) made substantial capital levels in 2013, ending the year at or above our internal progress in positioning the Company for 2014 and beyond. targets with Tier-1 Leverage Capital at 8.1%, Tier-1 Risk However, before looking ahead, I would like to update you on Based Capital at 13.7%, and Total Risk Based Capital of the initiatives we presented at last year’s Annual Meeting of 15.0%. Additionally, we improved asset quality across all Shareholders: industry-standard metrics, including a reduction in total criticized assets to Tier 1 capital plus the allowance for loan We recognized that while we needed to selectively add losses from 101% at the end of 2012 to 67% at the end of infrastructure to position Orrstown Bank for the future, we 2013. We also maintained a strong ratio of allowance for also needed to reduce costs. In particular, we focused on loan losses to total loans, ending the year at 3.12%. areas that were non-revenue producing, did not support future risk mitigation initiatives, or did not promote growth We stated that enterprise risk management would be a key efforts. We ended 2013 realizing 75% of our previously focus in 2013 and our emphasis on managing and mitigating announced two year expense reduction target of $5.0 million. risk elements continues in 2014. Over the past several months, The savings were reinvested in infrastructure and other we have made additional enhancements to infrastructure, improvements, primarily as it relates to operations and processes, procedures, monitoring, and reporting to ensure technology initiatives that will produce efficiencies and our risk management initiatives are appropriately supported. savings in 2014 and subsequent years. For example, we Although an increasingly complex external regulatory outsourced our core processing function, taking advantage environment will increase costs for all financial institutions, of the Jack Henry & Associates Outlink® solution. However, we have built a scalable model to support future growth because this change was not implemented until December without commensurate expense increases. 6, 2013, last year’s results do not yet reflect the expense reduction benefits. We are also paying close attention to We continue to work with our primary regulators on our efforts expenses in other areas of the Company to ensure that our to remediate the matters cited in the formal enforcement cost structure is reflective of the current organization and actions. its near term goals. As an example, the Board of Directors accepted a 25% overall reduction in fees that was in effect for all of 2013 and will continue through 2014. ORRSTOWN FINANCIAL SERVICES, INC. ANNUAL REPORT | 2013

2013 was a transformational year for Orrstown Bank. We told you that building a diversified revenue stream was expansion, and fee income opportunities will be critical components a high priority and we had success across a number of in driving the efficiency ratio down. The Board of Directors and of business lines. Our Mortgage Group navigated the transition management also recognize the necessity to leverage strategic from a market that was predominantly refinance based earlier expenditures made in 2013 to drive higher productivity and eliminate in the year to one that was almost entirely home purchase redundancy wherever possible. We have established concrete and driven as we closed 2013. For the twelve months ended meaningful internal cost reduction goals and we continue to work December 31, 2013, the mortgage unit closed more than diligently to meet and exceed our expense control benchmarks. 500 loans totaling $79 million and generated significant fee income for the Company. Likewise, our Trust and Wealth In closing, I would like to sincerely thank the constituents who Management Group, Orrstown Financial Advisors, posted have steadfastly supported the Company over the past three years another strong year, surpassing $1 billion in total assets as we executed the turnaround of the Company. The Board of under management and generating record revenue of $6.7 Directors recognizes the importance of Orrstown Bank to the million. The Retail Banking Group also enjoyed a resurgence communities it serves. The entire Orrstown team, led capably by in 2013, particularly as it relates to consumer lending. The the Executive Management Group, worked tirelessly to meet the Retail Group funded more than $72 million in new loan challenges presented and to leverage new opportunities. commitments and by year end had grown the portfolio by nearly $22 million. 2013 was a transformational year for Orrstown Bank. Our shareholders have shown remarkable loyalty over the past several years. It is Turning our attention to the remaining months of 2014, management our intention to restore quarterly dividend payments just as soon is focused on several key initiatives. First and foremost is prudent as we are legally permitted. and diversified expansion of the balance sheet through growth in high quality commercial loans. We will also build on the momentum On behalf of the Board of Directors and the entire Orrstown team, of our Retail Banking Group and believe there is further capacity thank you for your continued support. for growth in consumer lending and other complementary products and services. Additionally, our Small Business Lending Team is poised to take advantage of an improving economy and disruptions in the financial services market place. Expense control remains a significant priority in 2014 and beyond Thomas R. Quinn, Jr. as we work diligently to reduce our efficiency ratio to peer levels. Increasing revenue through asset growth, net interest margin President and Chief Executive Officer ORRSTOWN FINANCIAL SERVICES, INC. ANNUAL REPORT | 2013

Board of Directors (Pictured left to right) Floyd E. Stoner Thomas R. Quinn, Jr. Senior Advisor - Consultant, Alliance Partners President and Chief Executive Officer, Former EVP of Congressional Relations and Public Policy, Orrstown Financial Services, Inc. American Bankers Association Glenn W. Snoke Gregory A. Rosenberry President, Snoke’s Excavating & Paving, Inc. President and General Partner, Rosenberry Family Limited Partnership Andrea Pugh President and Owner, Tri-Valley Forestry, Inc. President and Sole Member, PharmCare Consultants LLC Director, Secretary and Shareholder, Rosenberry Brothers Lumber, Inc. Joel R. Zullinger Dr. Anthony F. Ceddia Chairman, Orrstown Financial Services, Inc. Attorney, Zullinger-Davis, PC Secretary, Orrstown Financial Services, Inc. Visiting Professor, various institutions Jeffrey W. Coy President Emeritus, Shippensburg University Vice Chairman, Orrstown Financial Services, Inc. Leadership and Management Consultant Former Commissioner, PA Gaming Control Board—2005-2011 Mark K. Keller Former State Representative 89th District—1983-2004 State Representative 86th District Eric A. Segal1 Managing Director, head of the Banking and Financial Institutions Group, CFO Consulting Partners, LLC 1 Joined the Board of Directors on August 22, 2013. ORRSTOWN FINANCIAL SERVICES, INC. ANNUAL REPORT | 2013 Executive Officers (Pictured left to right) Jeffrey M. Seibert Executive Vice President, Chief Operating Officer Robert G. Coradi Senior Vice President, Chief Credit Officer Philip E. Fague, CPA Executive Vice President, Trust and Mortgage Officer Thomas R. Quinn, Jr. President and Chief Executive Officer Benjamin W. Wallace Executive Vice President, Operations and Technology David P. Boyle David D. Keim (not pictured) Executive Vice President, Executive Vice President, Chief Financial Officer Chief Risk Officer Directors Emeriti Frank S. Heberlig Galen L. Myers Kenneth R. Shoemaker John S. Ward* William O. Hykes Raymond I. Pugh Denver L. Tuckey Peter C. Zimmerman *On behalf of the Board of Directors and management of Orrstown Bank, we extend our sincere thanks to John Ward for his more than 13 years of exemplary service to the organization and his continued support as a Director Emeritus. John retired from the Board Banking of Directors on August Locations 22, 2013. Camp Hill Chambersburg Lancaster Newport 3045 Market Street 625 Norland Avenue Business Development Office 15 North 2nd Street 1725 Lincoln Way East 2098 Spring Valley Road 18 Newport Plaza Carlisle 1355 Orchard Drive 22 South Hanover Street Mechanicsburg Orrstown 427 Village Drive Duncannon 3 Baden Powell Lane 3580 Orrstown Road 2250 Spring Road 403 North Market Street 1110 East Simpson Street 1 Giant Lane Shippensburg Carlisle Fairgrounds Greencastle New Bloomfield 77 East King Street 308 Carolle Street 1 South Carlisle Street 121 Lurgan Avenue Hagerstown Spring Run 1020 Professional Court 16400 Path Valley Road ORRSTOWN FINANCIAL SERVICES, INC. ANNUAL REPORT | 2013

Market and Investor Information Market Information Form 10-K A copy of the Company’s Annual Report on Form 10-K for the year The common stock of Orrstown Financial Services, Inc. is traded ended December 31, 2013, as filed with the Securities and on the NASDAQ Capital Market under the symbol ORRF. At Exchange Commission, may be obtained by writing to Orrstown the close of business on December 31, 2013, there were 3,119 Bank, P. O. Box 250, Shippensburg, PA 17257. The Notice of shareholders of record, with a total of 8,106,463 shares outstanding. Annual Meeting of Shareholders, Proxy Statement, Annual Report Investor Information on Form 10-K, and Form of Proxy are available free of charge at http://www.cfpproxy.com/5772/ Annual Meeting Transfer Agent The Annual Meeting of Shareholders of Orrstown Financial Services, Inc. is scheduled for April 29, 2014 at 9:00 a.m. at the H. Ric Luhrs The transfer agent for Orrstown Financial Services, Inc. is Registrar Performing Arts Center, 1871 Old Main Drive, Shippensburg, PA and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016-17257. All shareholders are cordially invited to attend. 3572. E-mail: info@rtco.com. Website: www.rtco.com. Phone: 800.368.5948. Annual and Quarterly Reports Copies of our Annual and Quarterly Reports may be obtained at any office of Orrstown Bank, by writing to Registrar and Transfer Company, or by contacting David Boyle, Orrstown Bank, P. O. Box 250, Shippensburg, PA 17257. Cautionary Note Regarding Forward-looking Statements Certain statements in this Annual Report may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical fact, including statements related to: successfully positioning Orrstown Bank to prosper in 2014 and beyond; withstanding future challenges; supporting consistent and sustainable earnings; rewarding our shareholders; growth and diversification of our balance sheet; building on momentum of our Retail Banking Group; increasing revenue through asset growth; net interest margin expansion and fee income opportunities; restoring our dividend; further expansion of Orrstown Financial Advisors; continuing the growth of our mortgage business; expense containment and reduction; meeting and exceeding the needs of our current and future customers; and ensuring sustainable profitability. Actual results and trends could differ materially from those set forth in such statements and there can be no assurances that we will: successfully position Orrstown Bank to prosper in 2014 and beyond; withstand future challenges; support consistent and sustainable earnings; reward our shareholders; grow and diversify our balance sheet; build on momentum of our Retail Banking Group; increase revenue through asset growth; expand net interest margin and fee income opportunities; restore our dividend; further expand Orrstown Financial Advisors; continue to grow our mortgage business; contain or reduce expenses; meet or exceed the needs of our current and future customers; or achieve sustainable profitability. Factors that could cause actual results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, the following: ineffectiveness of Orrstown Financial Services, Inc.’s business strategy due to changes in current or future market conditions; the effects of competition, including industry consolidation and development of competing financial products and services; changes in laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; interest rate movements; changes in credit quality; inability to raise capital under favorable conditions, if necessary; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Orrstown Financial Services, Inc.’s Form 10-K for the fiscal year ended December 31, 2013, and other filings made with the Securities and Exchange Commission. The statements are valid only as of the date hereof and Orrstown Financial Services, Inc. disclaims any obligation to update this information. Accordingly, the review period for subsequent events extends up to and including the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. With approximately $1.2 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a full range of consumer and business financial services through twenty-two banking offices located in Cumberland, Franklin, Lancaster, and Perry Counties, Pennsylvania, and Washington County, Maryland. Orrstown Financial Services, Inc.’s stock is traded on the NASDAQ Capital Market under the symbol ORRF. 1.888.677.7869 | www.orrstown.com | © 2014 by Orrstown Financial Services, Inc.